CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-268389, 333-248199, 333-237926, 333-217521) and Form S-3 (No. 333-254530) of Verona Pharma plc of our report dated March 7, 2023 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
March 7, 2023